Exhibit 23 - Consent of Auditors

                             Robert M. Lawand, C.A.
                              Chartered Accountants
                        2340 Lucerne Boulevard, Suite 25
                               Mount Royal, Quebec
                            Telephone: (514) 381-5957
                             Email: robert@lawand.ca


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

December 16, 2004

Dear Sir/Madam:

We have read the first four paragraphs of Section 4, Item 4.01 included in the Form 8-K for event requiring reporting dated December 16, 2004 and filed December 16, 2004 of ICBS International Corp. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,


/s/ Robert M. Lawand, C.A.
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Robert M. Lawand, C.A.